UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014 (June 18, 2014)

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

(310) 860-2501

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 18, 2014, the Board of Directors (the “Board”) of First Physicians Capital Group, Inc. (the “Company”) approved the amendment and restatement of the Company’s bylaws to:

(i)	clarify that a majority of the voting power of the shares of stock entitled to vote at a stockholders’ meeting, present in person or by proxy, will constitute a quorum for all purposes unless a larger number is required by law, provided that a quorum will not be less than 33 1/3 percent of the voting power of the shares of stock entitled to vote at the meeting;

(ii)	clarify that, when a separate vote of a class or classes of stock is required on a matter at a stockholders’ meeting, a majority of the voting power of the shares of such class or classes, present in person or by proxy, will constitute a quorum for such a matter;

(iii)	clarify that, if a quorum fails to attend a stockholders’ meeting, a majority of the voting power of the shares of stock entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting to another place, date or time;

(iv)	clarify that a majority of the voting power of the shares of stock entitled to vote at a stockholders’ meeting, present in person or by proxy, may appoint a chairman of the meeting in the absence of the chief executive officer or Board designee;

(v)	remove an unnecessary reference to the California General Corporation Law; and

(vi)	require the list of stockholders entitled to vote at the stockholders’ meeting be available at the Company’s principal place of business for 10 days prior to the meeting, as required by Delaware General Corporation Law.

The foregoing summary of the Company’s Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws, effective June 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: June 24, 2014	By:	/s/ Sean Kirrane
Sean Kirrane
Chief Executive Officer